1

Forward Looking Statements

This presentation may include forward-looking statements. The statements contained herein that are not historical facts are forward-looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties. These include, but are not limited to, the following risks: (1) changes in the performance of the financial markets, (2) changes in the demand for and market acceptance of the Company’s products and services, (3) changes in general economic conditions including interest rates, presence of competitors with greater financial resources, and the impact of competitive projects and pricing, (4) the effect of the Company’s policies, (5) the continued availability of adequate funding sources, (6) and various legal, regulatory and litigation risks.

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PPBI Overview

Southern California Community Bank
as of 9/30/04

• NASDAQ National Market	PPBI
• Assets	$488 million
• Fully diluted shares	6,652,867
• Fully diluted BV per share	$6.89
• Annualized ROAA	1.85
• Annualized ROAE	17.92

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PPBI Overview

•	Community bank business model - Thrift Charter
•	Income Property lending focus
•	New management repositioned the Company
•	Exceptional growth prospects being realized

4

Comparison 9/30/03 - 9/30/04

Exceptional growth realized

•	Net loans increased 111% - $192M to $405M
•	Total Assets increased 90% - $257M to $488M
•	Pre-tax income growth of 594% - $735k to $5.1M
•	Net Income growth of 215% - $1.3M to $4.1M

5

Experienced Management Team

Name (Age)	Position	Years Experience

Steven Gardner (43)	President & Chief Executive Officer	21
John Shindler (49)	Chief Financial Officer	27
Eddie Wilcox (37)	Chief Lending Officer	16
Bruce Larson (47)	Chief Credit Officer	21
Kathi Duncan (47)	Director of Operations and Compliance	24
Jim Sanchez (41)	Director of Information Technology	20
Robert Johnson (60)	Director of Internal Audit	32

6

Growth and Operating Strategies

Lending:

•	Maturing to full banking relationship
•	Increase Commercial Real Estate Loans
•	Continue to grow market share of MFR loans
•	Commercial Business Lending

Deposit:

•	Core deposit growth through relationship banking
•	Opening of additional branches
•	Business banking relationships

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Southern California Marketplace

•	Income Property Loan Markets
•	Multi-family: $17.5B, Commercial Real Estate: $34.8B - 12 months ending 8/31/04
•	Unemployment
•	Los Angeles: 6.2%, Orange: 3.2%, San Diego: 3.8%, San Bernardino: 6.0%
•	Vacancy Rates
•	Los Angeles: 2.9%, Orange: 3.9%, San Diego: 3.5%, San Bernardino: 3.7%
•	Median Home Prices
•	Los Angeles: $459.7, Orange: $633.3, San Diego: $573.1, San Bernardino: $306.2
•	Median Income
•	Los Angeles: $53.5, Orange: $74.2, San Diego: $63.4, San Bernardino: $54.3

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Lending Strategy

•	Relationship focused
•	Leverage MFR success to grow CRE
•	MFR market share expansion
•	Business Lending introduced in Q4 2004
•	Asset quality directs our lending activities

9

Loan Portfolio Composition
(dollars in thousands)

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Income Property
(dollars in thousands)

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Loan Portfolio Characteristics

As of September 30, 2004

Multifamily
Average Loan to Value	63.5%
Average Debt Coverage Ratio	1.33:1
Average Balance	$ 687,000
Commercial Real Estate
Average Loan to Value	60.9%
Average Debt Coverage Ratio	1.49:1
Average Balance	$ 922,000

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Improving Asset Quality Trends:
NPAs to Total Assets

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Branch Banking Strategy

Grow core deposit base

•	Reorganized in Q4 2004
•	Relationship banking focus
•	Opening of additional branches
•	Enhanced product offerings
•	Business banking relationship

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Deposit Portfolio Composition
(dollars in thousands)

15

Deposit Transaction Accounts
(dollars in thousands)

16

Financial Performance

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Balance Sheet
(in thousands)

	As of

	9/30/2004	12/31/2003	12/31/2002	12/31/2001

Assets:
Cash and Investments	69,656	44,715	61,833	42,365
Loans, net	405,853	247,600	158,231	187,176
Participation Contract	1,105	5,977	4,869	4,428
Other Assets	11,531	11,076	13,345	9,698

Total Assets	$ 488,145	$ 309,368	$ 238,278	$ 243,667

Liabilities:
Deposits	278,535	221,447	191,170	232,160
FHLB Advances and other borrowings	151,900	48,600	20,000	—
Notes Payable	—	—	11,440	—
Subordinated Debt	10,310	—	1,500	1,500
Other Liabilities	4,622	1,989	2,545	2,359

Total Liabilities	445,367	272,036	226,655	236,019

Stockholders’ Equity
Common Stock	53	53	13	13
Additional Paid-in Capital	67,564	67,546	43,328	42,628
Accumulated Deficit	(24,596)	(30,021)	(32,086)	(34,964)
Accumulated Other Comprehensive Income	(243)	(246)	368	(29)

Total Stockholders’ Equity	42,778	37,332	11,623	7,648

Total Liabilities and Stockholders’ Equity	$ 488,145	$ 309,368	$ 238,278	$ 243,667

Fully Diluted Book Value per share	$ 6.89	$ 5.98	$ 4.98	$ 5.73

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Income Statement
(dollars in thousands)

	9 Months Ended	12 Months Ended
	9/30/2004	12/31/2003	12/31/2002	12/31/2001

Interest Income
Loans	$13,820	$ 12,366	$ 12,345	$ 21,973
Other Int. Earning Assets	3,072	4,882	6,527	2,469

Total Interest Income	16,892	17,248	18,872	24,442

Interest Expense
Deposits	3,948	4,954	6,314	14,989
FHLB Advances	1,116	541	535	992
Notes and Debentures	218	2,162	2,061	210

Total Interest Expense	5,282	7,657	8,910	16,191

Net Int. Inc. Before Provision	11,610	9,591	9,962	8,251

Provision for Loan Losses	460	655	1,133	3,313
Non Interest Income	3,244	2,315	1,869	3,992
Non Interest Expense	8,544	9,783	10,165	14,340

Income Before Taxes	5,850	1,468	533	(5,410)
Inc. Tax Provision/(Benefit)	425	(597)	(2,345)	642

Net Income	$ 5,425	$ 2,065	$ 2,878	$(6,052)

Diluted Earnings/(Loss) p er Share	$ 0.82	$ 0.61	$ 1.16	$ (4.54)

19

PPBI Overview

Southern California Community Bank

•	Exceptional growth being realized
•	Income Property lending focus
•	Investing for the future

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